UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 13, 2017

Cole Office & Industrial REIT (CCIT II), Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-55436	46-2218486
(State or Other Jurisdiction of Incorporation or Organization)	(Commission file number)	(IRS Employer Identification Number)

2325 E. Camelback Road, Suite 1100

Phoenix, AZ 85016

(Address of principal executive offices, including zip code)

(602) 778-8700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

On November 13, 2017, VEREIT Operating Partnership, L.P., the operating partnership of VEREIT, Inc., entered into a Purchase and Sale Agreement with CCA Acquisition, LLC (the “Purchaser”), an affiliate of CIM Group, LLC, pursuant to which the Purchaser will acquire all of the issued and outstanding shares of common stock (the “Transaction”) of Cole Capital Advisors, Inc. (“Cole”). Cole indirectly owns and/or controls Cole Corporate Income Advisors II, LLC, Cole Capital Corporation and CREI Advisors, LLC, the external advisor, dealer manager and property manager to Cole Office & Industrial REIT (CCIT II), Inc. (the “Company”), respectively and Cole Capital™, the Company’s sponsor. The completion of the Transaction is subject to the receipt of regulatory approvals and other customary conditions and is expected to occur at the end of the fourth quarter of 2017 or during the first quarter of 2018, although no assurances can be given regarding the completion of the Transaction within this timeframe, or at all.

Despite the indirect change of control that would occur for the Company’s external advisor, dealer manager, property manager and sponsor upon consummation of the Transaction, such entities are expected to continue to serve the Company in their respective capacities following the consummation of the Transaction.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COLE OFFICE & INDUSTRIAL REIT (CCIT II), INC.

By:	/s/ Nathan D. DeBacker
Name:	Nathan D. DeBacker
Title:	Chief Financial Officer and Treasurer Principal Financial Officer

Dated: November 13, 2017